CARMAX ANNOUNCES LEADERSHIP CHANGES
•Member of the Board David McCreight Named Interim President and CEO; Chair of the Board, Tom Folliard, to be Interim Executive Chair of the Board

•Search for Permanent CEO Underway

•Provides Preliminary Outlook for Fiscal Year 2026 Third Quarter Financial Results

Richmond, Va., November 6, 2025 – CarMax, Inc. (NYSE: KMX) (“CarMax” or the “Company”) today announced leadership changes to strengthen its business. David McCreight, a member of the Board of Directors (the “Board”), and proven retail business leader and brand strategist, has been named Interim President and Chief Executive Officer. Concurrently with Mr. McCreight’s appointment, current Chair of the Board, Tom Folliard, an executive with a 30-year history with CarMax, including as Chief Executive Officer from 2006 to 2016, has been appointed Interim Executive Chair of the Board. Current Chief Executive Officer, Bill Nash, is stepping down from his position and as a member of the Board. The changes are effective as of December 1, 2025.
The search to identify the permanent CEO, which had been previously commenced by the Board, is being supported by leading professional search firm Russell Reynolds Associates and is being overseen by the Compensation and Personnel Committee, with support from Mr. Folliard.
“CarMax is the nation’s largest used car retailer because we have built a business that customers trust. We make car buying and selling simple, transparent, and personalized, backed by a beloved brand, unmatched physical and digital infrastructure and an award-winning culture that affirm the potential of this business. However, our recent results do not reflect that potential and change is needed,” said Mr. Folliard. “The Board has decided that more direct involvement from David and me will help strengthen the business in this transitional period. During this time, we are focused on driving sales, enhancing profitability and reducing cost.”
“The Board of Directors appreciates Bill’s leadership and contributions to CarMax throughout his more than 30 years with the Company,” concluded Mr. Folliard.
“I am honored to serve as the Interim CEO at a critical point in CarMax’s history,” said David McCreight, member of the Board and Interim Chief Executive Officer. “Working with Tom, I am confident we can strengthen CarMax as the Board identifies a permanent CEO to successfully lead CarMax into its next phase of growth.”
Fiscal Year 2026 Third Quarter Preliminary Outlook
CarMax today provided a preliminary financial outlook for the third fiscal quarter that ends November 30, 2025. Based on latest financial results, CarMax currently expects fiscal third-quarter results of:
•Comparable store used unit sales decrease of 8%-12%; and
•Net earnings per diluted share of $0.18-$0.36, including $0.09 of non-recurring expenses related primarily to the leadership change announced today and Customer Experience Center workforce reductions.
For the third quarter of fiscal year 2026, the Company’s results have been impacted by several factors:
•A decline in retail unit sales;
•Sharp depreciation in the wholesale business; and

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•Marketing spend, as noted in the second quarter earnings call, is expected to increase materially year-over-year in the third quarter as CarMax supports its new brand positioning launch.
Notwithstanding the above factors, the CarMax Auto Finance loan loss provision has been trending in-line with expectations set in the second quarter 2026.
The Company will report its full fiscal year 2026 third quarter financial results on Thursday, December 18, 2025, before the opening of trading on the New York Stock Exchange.
About David McCreight
Mr. McCreight has more than 20 years of executive leadership experience at prominent retail brands in highly competitive and fast-paced markets. His leadership experience includes successful brand transformations, new omni-channel strategies and growth initiatives for digitally-native brands.
Mr. McCreight has served on the CarMax Board of Directors for seven years, where his tenure has included more than four years of service on the Audit Committee and more recent service as the Chair of the Compensation and Personnel Committee. He served as Executive Chair of Lulu’s Fashion Lounge Holdings, Inc., an online retail platform for women’s apparel and accessories, from 2023 to 2024 and he served as the Chief Executive Officer of Lulu’s from 2021 to 2023. Mr. McCreight also served as President of Urban Outfitters, Inc., the parent company of Urban Outfitters, Anthropologie Group, and Free People consumer brands whose products are distributed internationally through their digital, retail, and wholesale channels, from 2016 to 2018, and Chief Executive Officer of Anthropologie from 2011 to 2018. During his tenure as CEO of Anthropologie, Mr. McCreight led the company’s transformation from a store-centric brand to a best-in-class omni-channel platform while enhancing its customers’ brand experience. Previously, Mr. McCreight served as President of Under Armour from 2008 until 2010; and he was President, from 2005 to 2008, and Senior Vice President, from 2003 to 2005, of Lands’ End. He is also a Board member at Victoria’s Secret & Co. Mr. McCreight joined the Board of CarMax in 2018.
About Tom Folliard
Mr. Folliard is deeply familiar with CarMax with over 30 years of experience at the Company. During his ten years as CEO, Mr. Folliard successfully led CarMax through the Company’s establishment as a national brand and a time of significant growth.
Mr. Folliard has been the Non-Executive Chair of the CarMax Board of Directors since August 2016. He joined CarMax in 1993 as senior buyer and became Director of Purchasing in 1994. He was promoted to Vice President of Merchandising in 1996, Senior Vice President of Store Operations in 2000 and Executive Vice President of Store Operations in 2001. Mr. Folliard served as President and Chief Executive Officer of CarMax from 2006 to February 2016 and retired as Chief Executive Officer in August 2016. He is also Non-Executive Chairman of the Board at PulteGroup, Inc. Mr. Folliard joined the Board of CarMax in 2006.
About CarMax
CarMax, the nation’s largest retailer of used autos, revolutionized the automotive retail industry by driving integrity, honesty and transparency in every interaction. The company offers a truly personalized experience with the option for customers to do as much, or as little, online and in-store as they want. During the fiscal year that ended February 28, 2025, CarMax sold approximately 790,000 used vehicles and 540,000 wholesale vehicles at its auctions. In addition, CarMax Auto Finance originated more than $8 billion in auto loans during fiscal 2025, adding to its nearly $18 billion portfolio. CarMax has more than 250 store locations, over 30,000 associates, and is proud to have been recognized for 21 consecutive years as one of the Fortune 100 Best Companies to Work For®. CarMax is committed to helping its communities thrive and reducing the environmental footprint of its operations. Learn more in the 2025 Responsibility Report. For more information, visit www.carmax.com.

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Contacts:
Investors:
David Lowenstein
investor_relations@carmax.com, (804) 747-0422 ext. 7865

Media:
pr@carmax.com, (855) 887-2915

Forward-Looking Statements
We caution readers that the statements contained in this release that are not statements of historical fact, including statements about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding our preliminary financial outlook and results for the third quarter of fiscal year 2026, expected succession matters, operating capacity, sales, inventory, market share, financial and operational targets and goals, revenue, margins, expenses, liquidity, loan originations, capital expenditures, share repurchase plans, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “enable,” “estimate,” “expect,” “focused on,” “intend,” “may,” “outlook,” “plan,” “positioned,” “predict,” “should,” “target,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge, expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:
•Changes in the competitive landscape and/or our failure to successfully adjust to such changes.
•Changes in general or regional U.S. economic conditions, including economic downturns, inflationary pressures, fluctuating interest rates, tariffs or the effect of trade policies, and the potential impact of international events.
•Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•Events that damage our reputation or harm the perception of the quality of our brand.
•Significant changes in prices of new and used vehicles.
•A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.
•Our inability to realize the benefits associated with our omni-channel platform or initiatives designed to leverage evolving technologies, including AI.
•Factors related to geographic and sales growth, including the inability to effectively manage our growth.
•Our inability to recruit, develop and retain associates and maintain positive associate relations.
•The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.
•Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loans than anticipated.

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•The failure or inability to realize the benefits associated with our strategic investments.
•Changes in consumer credit availability provided by our third-party finance providers.
•Changes in the availability of extended protection plan products from third-party providers.
•The performance of the third-party vendors we rely on for key components of our business.
•Adverse conditions affecting one or more automotive manufacturers.
•The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•The failure or inability to adequately protect our intellectual property.
•The occurrence of severe weather events.
•The failure or inability to meet our environmental goals or satisfy related disclosure requirements.
•Factors related to the geographic concentration of our stores.
•Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.
•The failure of or inability to sufficiently enhance key information systems.
•Factors related to the regulatory and legislative environment in which we operate.
•The effect of evolving regulations, disclosure requirements, standards and expectations relating to environmental, social and governance matters.
•The effect of various litigation matters.
•The volatility in the market price for our common stock.
Moreover, our preliminary financial outlook and results for the third quarter of fiscal year 2026 are not yet finalized and could differ from those set forth above and are subject to the completion of its financial closing procedures and any adjustments arising from management’s review of our financial results for the full third quarter of fiscal year 2026.
For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.